April 1994



Dear Oppenheimer U.S. Government Trust Class A Shareholder:

         We have scheduled a shareholder meeting on May 25, 1995 for you to decide upon some important proposals for the Fund. Your ballot card and a detailed statement of the issues are enclosed with this letter.

         Your vote is very important, because these decisions will affect your investment, and it's your chance to help shape the policies of the Fund. So we urge you to consider these issues carefully and to make your vote count.

How do you vote?

         To vote, simply complete the ballot by marking your choices and return it in the postage-paid envelope provided. Remember, it can be expensive for the Fund -- and ultimately for you as a shareholder -- to re-mail ballots if not enough responses are received to conduct the meeting.

What are the issues?

         After consideration, the Board of Trustees, which represents your interests in the day-to-day management of the Fund, recommends approval of the following items:

         -- Election of Trustees. There are 12 Trustees up for reelection on May 25th. You will find detailed information on the members of the Board in the enclosed proxy statement.

         -- Ratification of Auditors. Each year, an independent auditing firm is employed to review the Fund's financial statements, as explained in the proxy statement.

         -- Change in Certain Fundamental Investment Policies. The fundamental investment policies described in the prospectus determine the types of securities which may be purchased by the Fund.

         In the wake of last year's turbulent marketplace, the Fund's investment adviser requests your approval to amend some of these investment limitations to allow the portfolio manager more flexibility to diversify the Fund's holdings--while continuing the Fund's focus on U.S. government securities. The investment adviser firmly believes the ability to diversify a portion of the Fund's assets may help protect your investment against volatility, as well as potentially add to your investment return over time.

         As demonstrated last year, diversification can be critical to long-term success and to managing short-term volatility. You will find additional information in the enclosed proxy statement.

         -- New Investment Advisory Agreement. You are being asked to approve a new investment advisory agreement which provides for lower management fee rates than in the current agreement.

         Please contact your financial advisor or call us at 1-800-525-7048 if you have any questions.

         As always, we appreciate your confidence in OppenheimerFunds and thank you for allowing us to manage a portion of your investment assets.

                                                              Sincerely,

                                                              /s/ Jon S. Fossel

                                                              April 1994



Dear Oppenheimer U.S. Government Trust Class C Shareholder:

         We have scheduled a shareholder meeting on May 25, 1995 for you to decide upon some important proposals for the Fund. Your ballot card and a detailed statement of the issues are enclosed with this letter.

         Your vote is very important, because these decisions will affect your investment, and it's your chance to help shape the policies of the Fund. So we urge you to consider these issues carefully and to make your vote count.

How do you vote?

         To vote, simply complete the ballot by marking your choices and return it in the postage-paid envelope provided. Remember, it can be expensive for the Fund -- and ultimately for you as a shareholder -- to re-mail ballots if not enough responses are received to conduct the meeting.

What are the issues?

         After consideration, the Board of Trustees, which represents your interests in the day-to-day management of the Fund, recommends approval of the following items:

         -- Election of Trustees. There are 12 Trustees up for reelection on May 25th. You will find detailed information on the members of the Board in the enclosed proxy statement.

         -- Ratification of Auditors. Each year, an independent auditing firm is employed to review the Fund's financial statements, as explained in the proxy statement.

         -- Change in Certain Fundamental Investment Policies. The fundamental investment policies described in the prospectus determine the types of securities which may be purchased and any limitations on securities that may be held by the Fund.

         In the wake of last year's turbulent marketplace, the Fund's investment adviser requests your approval to amend some of these investment limitations to allow the portfolio manager more flexibility to diversify the Fund's holdings-- while continuing the Fund's focus on U.S. government securities. The investment adviser firmly believes the ability to diversify a larger portion of the Fund's assets may help protect your investment against volatility as well as potentially add to your investment return over time.

         As demonstrated last year, diversification can be critical to long-term success and to managing short-term volatility. You will find additional information in the enclosed proxy statement.

         -- New Investment Advisory Agreement. You are being asked to approve a new investment advisory agreement which provides for lower management fee rates than in the current agrement.

         -- New 12b-1 Plan for Class C Shares. Currently, the Fund's distributor is reimbursed for a portion of its expenses by demonstrating actual distribution costs. Your approval is requested to change the way the distributor is paid so that it is compensated with a flat fee (as a percentage of net assets) for its distribution efforts at the same rate as the current plan. This is a common type of plan in the mutual fund industry and is not expected to materially increase fund expenses. Any distribution costs in excess of that rate will be the responsibility of the distributor.

         Please contact your financial advisor or call us at 1-800-525-7048 if you have any questions.

         As always, we appreciate your confidence in OppenheimerFunds and thank you for allowing us to manage a portion of your investment assets.

                                                              Sincerely,

                                                              /s/ Jon S. Fossel

OPPENHEIMER U.S. GOVERNMENT TRUST

Two World Trade Center, New York, New York 10048-0203

Notice Of Meeting Of Shareholders To Be Held

May 25, 1995

To The Class A & Class  Shareholders of
Oppenheimer U.S. Government Trust

Notice is hereby given that a Meeting of the Class A and Class C Shareholders of Oppenheimer U.S. Government Trust (the "Fund") will be held at 3410 South Galena Street, Denver, Colorado, 80231, at 10:00 A.M., Denver time, on May 25, 1995, or any adjournments thereof, for the following purposes:

To be voted on by holders of:
Class A Shares         Class C Shares

         X                 X        (a) To elect twelve Trustees to hold
                                    office until the next meeting of
                                    shareholders called for the purpose of
                                    electing Trustees and until their
                                    successors are elected and shall qualify;


         X                 X        (b) To ratify the selection of KPMG Peat
                                    Marwick LLP as the independent certified public accountants and auditors of the Fund for the fiscal year beginning July
                                    1, 1994 (Proposal No. 1);


         X                 X        (c) To approve changes in the Fund's
                                    fundamental investment policies on
                                    investing in U.S. government securities
                                    and in commodities (Proposal No. 2);

         X                 X        (d) To approve an Investment Advisory
                                    Agreement between the Fund and
                                    Oppenheimer Management Corporation (the
                                    "Manager") that would provide for a
                                    decrease in management fee rates
                                    (Proposal No. 3);

                           X        (e) To approve the Fund's Class C
                                    12b-1 Distribution and Service Plan
                                    (Proposal No. 4); and

         X                 X        (f) To transact such other business as
                                    may properly come before the meeting, or any adjournments thereof.

Shareholders of record at the close of business on March 24, 1995, are entitled to vote at the meeting. The election of Trustees and the Proposals are more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy or in person, how you wish your shares to be voted. The Board of Trustees of the Fund recommends a vote to elect each of the nominees as Trustee and in favor of each Proposal. WE URGE YOU TO MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

By Order of the Board of Trustees,


Andrew J. Donohue, Secretary
April 13, 1995

Shareholders who do not expect to attend the Meeting are asked to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying postage-paid envelope. To avoid unnecessary duplicate mailings, we ask your cooperation in promptly mailing your proxy no matter how large or small your holdings may be.

OPPENHEIMER U.S. GOVERNMENT TRUST
Two World Trade Center, New York, New York 10048-0203

PROXY STATEMENT

Meeting of Shareholders
To Be Held May 25, 1995

This statement is furnished to the Class A and Class C shareholders of Oppenheimer U.S. Government Trust (the "Fund") in connection with the solicitation by the Fund's Board of Trustees of proxies to be used at a meeting (the "Meeting") of shareholders to be held at 3410 South Galena Street, Denver, Colorado, 80231, at 10:00 A.M., Denver time, on May 25, 1995, or any adjournments thereof. It is expected that the mailing of this Proxy Statement will be made on or about April 21, 1995. For a free copy of the annual and semi-annual reports covering the operations of the Fund for the fiscal year ended June 30, 1994 and for the six months ended December 31, 1994, respectively, call Oppenheimer Shareholder Services, the Fund's transfer agent, at 1-800-525-7048.

The enclosed proxy, if properly executed and returned, will be voted (or counted as an abstention or withheld from voting) in accordance with the choices specified thereon, and will be included in determining whether there is a quorum to conduct the meeting. The proxy will be voted in favor of the nominees for Trustee named in this Proxy Statement unless a choice is indicated to withhold authority to vote for all listed nominees or any individual nominee. The proxy will be voted in favor of each Proposal unless a choice is indicated to vote against or to abstain from voting on that Proposal. Shares owned of record by broker-dealers for the benefit of their customers ("street account shares") will be voted by the broker-dealer based on instructions received from its customers. If no instructions are received, the broker-dealer may (if permitted under applicable stock exchange rules) as record holder vote such shares for the election of Trustees and on the Proposals in the same proportion as that broker-dealer votes street account shares for which voting instructions were received in time to be voted.

If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of the election of each of the nominees named herein for Trustee and in favor of each Proposal.

The proxy may be revoked at any time prior to the voting by: (1) writing to the Secretary of the Fund at Two World Trade Center, New York, New York, 10048-0203; (2) attending the meeting and voting in person; or (3) signing and returning a new proxy (if returned and received in time to be voted).

The cost of printing and distributing these proxy materials is an expense of the Fund. In addition to the solicitation of proxies by mail, proxies may be solicited by officers or employees of the Fund's transfer agent, personally or by telephone or telegraph; any expenses so incurred will also be borne by the Fund. Brokers, banks and other fiduciaries may be required to forward soliciting material to their principals and to obtain authorization for the execution of proxies. For those services they will be reimbursed by the Fund for their out-of-pocket expenses.

Shares Outstanding and Entitled to Vote. As of March 24, 1995, the record date, there were 34,079,041.310 shares of the Fund issued and outstanding, consisting of 33,221,861.412 Class A shares and 857,179.898 Class C shares. Each Class A and Class C share of the Fund has voting rights as stated in this Proxy Statement and is entitled to one vote for each share (and a fractional vote for a fractional share) held of record at the close of business on the record date. As of March 17, 1995, the only entities owning of record or known by management of the Fund to be the beneficial owner of 5% or more of the outstanding shares of either class of the Fund's shares were (1) Merrill Lynch Pierce Fenner & Smith, 4800 Deer Lake Drive, Jacksonville, FL 32246, 44,151 Class C shares (5.42%), and R. Duffield and C.R. Player, Jr., Co-Trustees, Charitable Remainder Trusts (the "Trust"), P.O. Box 401, Barnesville, MD 20838, 106,837.606 Class C shares (13.1%). The Trusts are party to an agreement with the Fund that for so long as the Trust holds shares of the Fund, it shall vote such shares at shareholder meetings in the same proportion as the Fund's other shareholders.

ELECTION OF TRUSTEES

At the Meeting, twelve Trustees are to be elected to hold office until the next meeting of shareholders called for the purpose of electing Trustees and until their successors shall be duly elected and shall have qualified. The persons named as attorneys-in-fact in the enclosed proxy have advised the Fund that unless a proxy instructs them to withhold authority to vote for all listed nominees or any individual nominee, all validly executed proxies will be voted by them for the election of the nominees named below as Trustees of the Fund. As a Massachusetts business trust, the Fund does not contemplate holding annual shareholder meetings for the purpose of electing Trustees.
Thus, the Trustees will be elected for indefinite terms until a shareholders meeting is called for the purpose of voting for Trustees and until their successors are elected and shall qualify.

Each of the nominees is presently a Trustee and has agreed to be nominated and, if elected, to continue to serve as a Trustee of the Fund. All Trustees except Messrs. Galli, Regan and Yeutter have been elected by shareholders of the Fund. Each of the Trustees is also a Trustee or Director of Oppenheimer Fund, Oppenheimer Discovery Fund, Oppenheimer Global Fund, Oppenheimer Global Emerging Growth Fund, Oppenheimer Global Growth & Income Fund, Oppenheimer Growth Fund, Oppenheimer Time Fund, Oppenheimer Target Fund, Oppenheimer Tax-Free Bond Fund, Oppenheimer Gold & Special Minerals Fund, Oppenheimer Asset Allocation Fund, Oppenheimer California Tax-Exempt Fund, Oppenheimer Multi-State Tax-Exempt Trust, Oppenheimer Mortgage Income Fund, Oppenheimer Money Market Fund, Inc., Oppenheimer New York Tax-Exempt Fund, Oppenheimer Multi-Government Trust and Oppenheimer Multi-Sector Income Trust (together with the Fund, the "New York OppenheimerFunds"). Mr. Spiro is President of the Fund and each of the other New York OppenheimerFunds.

Each nominee indicated below by an asterisk is an "interested person" (as that term is defined in the Investment Company Act of 1940, hereinafter referred to as the "Investment Company Act") of the Fund due to the positions indicated with the Fund's investment adviser, Oppenheimer Management Corporation (the "Manager") or its affiliates, or other positions described. The year given below indicates when the nominee first became a Trustee or Director of any of the New York OppenheimerFunds without a break in service. The beneficial ownership of Class A shares listed below includes voting and investment control, unless otherwise indicated below. If a nominee should be unable to accept election, the Board of Trustees may, in its discretion, select another person to fill the vacant position. As of March 24, 1995 the Trustees and officers of the Fund as a group owned 499.382 Class A shares of the Fund in the aggregate, which is less than 1% of the outstanding shares of that class.

                                                                      Shares
                                                                      Beneficially
Nae And                  Business Experience                         Owned as of
Other Information         During the Past Five Years                  March 24, 1995
Leon Levy                 General Partner of Odyssey Partners, L.P.                              None
   first became a         (investment partnership); Chairman of
   Trustee in 1959        Avatar Holdings, Inc. (real estate
   Age:  69               development).

Leo Cherne                Chairman Emeritus of the International Rescue                          None
   first became a         Committee (philanthropic organization);
   Trustee in 1982        formerly Executive Director of the
   Age: 82                Research Institute of America.

Robert G. Galli*
   first became a         Vice Chairman of the Manager; Vice                            None
   Trustee in 1993        President and Counsel of Oppenheimer
   Age: 61                Acquisition Corp., the Manager's
                          parent holding company; formerly he held the
                          following positions: a director of the Manager
                          and Oppenheimer Funds Distributor, Inc. (the
                          "Distributor"), Vice President and a director
                          of HarbourView Asset Management Corporation
                          ("HarbourView") and Centennial Asset Management
                          Corporation ("Centennial"), investment adviser
                          subsidiaries of the Manager, a director of
                          Shareholder Financial Services, Inc. ("SFSI")
                          and Shareholder Services, Inc. ("SSI"),
                          transfer agent subsidiaries of the Manager,
                          an officer of other OppenheimerFunds and
                          Executive Vice President and General Counsel of
                          the Manager and the Distributor.

Benjamin Lipstein         Professor Emeritus of Marketing, Stern                                 None
   first became a         Graduate School of Business Administration,
   Trustee in 1974        New York University; Director of Sussex Publishers,
   Age: 71                Inc. (publishers of Psychology Today and Mother
                          Earth News) and Spy Magazine, L.P.
Elizabeth B. Moynihan
   first became a         Author and architectural historian; a                         None
   Trustee in 1992        trustee of the Freer Gallery of Art
   Age: 65                (Smithsonian Institution), the Institute
                          of Fine Arts (New York University),
                          National Building Museum; a member of
                          the Trustees Council, Preservation League
                          of New York State; a member of the Indo-U.S.
                          Sub-Commission on Education and Culture.

Kenneth A. Randall        A director of Dominion Resources, Inc.                                 272.610
   first became a         (electric utility holding company),
   Trustee in 1980        Dominion Energy, Inc. (electric power and
   Age: 67                oil & gas producer), Enron-Dominion Cogen
                          Corp. (cogeneration company), Kemper
                          Corporation (insurance and financial
                          services company) and Fidelity Life Association
                          (mutual life insurance company); formerly
                          Chairman of the Board of ICL, Inc.
                          (information systems), and President and
                          Chief Executive Officer of The Conference
                          Board, Inc. (international economic and
                          business research).

Edward V. Regan
   first became a         President of Jerome Levy Economics Institute;                          226.772
   Trustee in 1993        a member of the U.S. Competitiveness
   Age: 64                Policy Council; a director of GranCare, Inc.
                          (health care provider); formerly New York State
                          Comptroller and trustee, New York State and Local
                          Retirement Fund.

Russell S. Reynolds,      Founder Chairman of Russell Reynolds Associates,                       None
  Jr.                     Inc. (executive recruiting); Chairman of Directors
   first became a         Publication, Inc. (consulting and publishing); a
   Trustee in 1989        trustee of Mystic Seaport Museum, International House,
   Age: 63                Greenwich Historical Society and Greenwich Hospital.


                                                                                        Shares Beneficially
Name And                  Business Experience                                           Owned as of
Other Information         During the Past Five Years                                    March 24, 1995


Sidney M. Robbins         Chase Manhattan Professor Emeritus of                                  None
   first became a         Financial Institutions, Graduate School of
   Trustee in 1963        Business, Columbia University; Visiting
   Age: 83                Professor of Finance, University of Hawaii;
                          a director of The Korea Fund, Inc. and The
                          Malaysia Fund, Inc. (closed-end investment
                          companies); member of the Board of Advisors
                          of Olympus Private Placement Fund, L.P.;
                          Professor Emeritus of Finance, Adelphi University.

Donald W. Spiro*          Chairman Emeritus and a director of the Manager;              None
   first became a         formerly Chairman of the Manager and the
   Trustee in 1985        Distributor.
   Age: 69

Pauline Trigere           Chairman and Chief Executive Officer of
   first became a         Trigere, Inc. (design and sale of
   Trustee in 1977        women's fashions).
   Age: 82

Clayton K. Yeutter
   first became a      Of Counsel to Hogan & Hartson (a law firm);                           None
   Trustee in 1993     a director of B.A.T. Industries, Ltd. (tobacco
   Age: 64             and financial services), Caterpillar, Inc.
                       (machinery), ConAgra, Inc. (food and agricultural
                       products), Farmers Insurance Company (insurance),
                       FMC Corp. (chemicals and machinery), Lindsay
                       Manufacturing Co. (irrigation equipment)
                       Texas Instruments, Inc. (electronics) and
                       The Vigoro Corporation (fertilizer
                       manufacturer); formerly Counsellor to the
                       President (Bush) for Domestic Policy, Chairman
                       of the Republican National Committee, Secretary
                       of the U.S. Department of Agriculture, and U.S.
                       Trade Representative.

_______________________
* A nominee who is an "interested person" of the Fund or the Manager under the Investment Company Act.

Vote Required. The affirmative vote of a majority of the votes cast by shareholders of the Fund without regard to class is required for the election of a nominee as Trustee. The Board of Trustees recommends a vote for the election of each nominee.

Functions of the Board of Trustees: The primary responsibility for the management of the Fund rests with the Board of Trustees. The Trustees meet regularly to review the activities of the Fund and of the Manager, which is responsible for its day-to-day operations. Six regular meetings of the Trustees were held in the fiscal year ended June 30, 1994. Each of the Trustees was present for at least 75% of the meetings held of the board and of all committees on which that Trustee served. The Trustees of the Fund have appointed an Audit Committee, comprised of Messrs. Randall (Chairman), Robbins (Vice Chairman), Cherne and Regan, none of whom is an "interested person" (as that term is defined in the Investment Company Act) of the Manager or the Fund. The functions of the Committee include (i) making recommendations to the Board concerning the selection of independent auditors for the Fund (subject to shareholder ratification); (ii) reviewing the methods, scope and results of audits and the fees charged; (iii) reviewing the adequacy of the Fund's internal accounting procedures and controls; and
(iv) establishing a separate line of communication between the Fund's independent auditors and its independent Trustees. The Committee met four times during the fiscal year ended June 30, 1994. The Board of Trustees does not have a standing nominating or compensation committee.

Remuneration of Trustees. The officers of the Fund are affiliated with the Manager; they and the Trustees of the Fund who are affiliated with the Manager (Messrs. Galli and Spiro; Mr. Spiro is also an officer) receive no salary or fee from the Fund. The Trustees of the Fund (including Mr. Delaney, a former Trustee, but excluding Messrs. Galli and Spiro) received the total amounts shown below (i) from the Fund, during its fiscal year ended June 30, 1994, and (ii) from all 19 of the New York-based OppenheimerFunds (including the Fund) listed in the first paragraph of this section (and from Oppenheimer Global Environment Fund, a former New York-based OppenheimerFund), for services in the positions shown:


                                Aggregate                 Retirement Benefits                Total Compensation
                                Compensation              Accrued as Part                    From All
Name and                        from                      of Fund                            New York-based
Position                        Fund                      Expenses                           OppenheimerFunds 1
Leon Levy                       $5,785                    $3,730                             $141,000.00
  Chairman and Trustee

Leo Cherne                      $2,823                    $1,821                     $ 68,800.00
  Audit Committee
  Member and Trustee

Edmund T. Delaney               $3,537                    $2,281                     $ 86,200.00
  Study Committee
  Member and Trustee2

Benjamin Lipstein               $3,537                    $2,281                     $ 86,200.00
  Study Committee
  Member and Trustee

Elizabeth B. Moynihan           $2,486                    $1,604                     $ 60,625.00
  Study Committee
  Member3 and Trustee

Kenneth A. Randall              $3,217                    $2,075                     $ 78,400.00
  Audit Committee
  Member and Trustee

Edward V. Regan                 $2,307                    $1,488                     $ 56,275.00
  Audit Committee
  Member and Trustee

Russell S. Reynolds,            $2,140                    $1,380                     $ 52,100.00
  Jr., Trustee

Sidney M. Robbins               $5,008                    $3,230                     $122,100.00
  Study Committee
  Chairman, Audit
  Committee Vice-Chairman
  and Trustee

Pauline Trigere                 $2,140                    $1,380                     $ 52,100.00
  Trustee

Clayton K. Yeutter              $2,140                    $1,380                     $ 52,100.00
  Trustee


1  For the 1994 calendar year.
2 Board and committee positions held during a portion of the period shown.
3  Committee position held during a portion of the period shown.

The Fund has adopted a retirement plan that provides for payment to a retired Trustee of up to 80% of the average compensation paid during that Trustee's five years of service in which the highest compensation was received. A Trustee must serve in that capacity for any of the New York-based OppenheimerFunds for at least 15 years to be eligible for the maximum payment. Because retirement benefits are determined by future compensation and length of service, such benefits and estimated credited years of service are not presently determinable. No payments have been made by the Fund under the plan as of June 30, 1994.

Officers of the Fund. Each officer of the Fund is elected by the Trustees to serve an indefinite term. Information is given below about the executive officers who are not Trustees of the Fund, including their business experience during the past five years.

David Rosenberg, Vice President and Portfolio Manager, Age 36.
Vice President of the Manager; an officer of other OppenheimerFunds.

Andrew J. Donohue, Secretary; Age: 44.
Executive Vice President and General Counsel of the Manager and the Distributor; an officer of other OppenheimerFunds; formerly Senior Vice President and Associate General Counsel of the Manager and the Distributor, Partner in, Kraft & McManimon (a law firm), an officer of First Investors Corporation (a broker-dealer) and First Investors Management Company, Inc. (broker-dealer and investment adviser); director and an officer of First Investors Family of Funds and First Investors Life Insurance Company.

George C. Bowen, Vice President and Treasurer; Age 58.
Senior Vice President and Treasurer of the Manager; Vice President and Treasurer of the Distributor and HarbourView; Senior Vice President, Treasurer, Assistant Secretary and a director of Centennial; Vice President, Treasurer and Secretary of SSI and SFSI; an officer of other OppenheimerFunds.

Robert G. Zack, Assistant Secretary; Age 46.
Senior Vice President and Associate General Counsel of the Manager; Assistant Secretary of SSI and SFSI; an officer of other
OppenheimerFunds.

Robert Bishop, Assistant Treasurer; Age 36.
Assistant Vice President of the Manager/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Manager, prior to which he was an accountant for Yale & Seffinger, P.C., an accounting firm, and previously an accountant and commissions supervisor for Stuart James Company, Inc., a broker-dealer.

Scott Farrar, Assistant Treasurer; Age 29.
Assistant Vice President of the Manager/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Manager, prior to which he was an international mutual fund supervisor for Brown Brothers, Harriman & Co., a bank, and previously a senior fund accountant for State Street Bank & Trust Company.


RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Proposal No. 1)

The Investment Company Act requires that independent certified public accountants and auditors ("auditors") be selected annually by the Board of Trustees and that such selection be ratified by the shareholders at the next-convened annual meeting of the Fund, if one is held. The Board of Trustees of the Fund, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund or the Manager, at a meeting held August 11, 1994, selected KPMG Peat Marwick LLP ("Peat Marwick") as auditors of the Fund for the fiscal year beginning July 1, 1994. Peat Marwick also serves as auditors for certain other funds for which the Manager acts as investment adviser. At the Meeting, a resolution will be presented for the Class A and Class C shareholders' vote to ratify the selection of Peat Marwick as auditors. Representatives of Peat Marwick are not expected to be present at the Meeting but will have the opportunity to make a statement if they desire to do so and will be available should any matter arise requiring their presence. The Board of Trustees recommends approval of the selection of Peat Marwick as auditors of the Fund.

APPROVAL OF CHANGES TO THE FUND'S FUNDAMENTAL
INVESTMENT POLICIES WITH RESPECT TO INVESTMENT
IN U.S. GOVERNMENT SECURITIES AND COMMODITIES
(Proposal No. 2)

The Fund currently has certain investment policies with respect to its investment in debt instruments issued or guaranteed by the U.S. Government or its agencies or instrumentalities ("U.S. Government Securities"), and in commodities. These investment policies have been designated as "fundamental" policies, which are policies that may not be changed without the requisite shareholder approval as described below.

As a matter of fundamental investment policy, the Fund is permitted to invest only in U.S. Government Securities, and repurchase agreements on such securities, and may write covered calls and use hedging instruments as described in the Fund's Prospectus. If this Proposal is approved, the Fund will adopt in its place a fundamental investment policy that under normal market conditions, the Fund will invest at least 80% of its total assets in U.S. Government Securities. It is the intention of the Fund's Board of Trustees to adopt a non-fundamental investment policy limiting investments by the Fund in debt securities other than U.S. Government Securities to debt securities rated within the four highest rating categories of Moody's Investors Service, Inc. or Standard & Poor's Corporation, or, if unrated, judged by the Manager to be of comparable quality to debt securities rated within such grades. Such ratings are known as "investment grade" ratings. This limitation is being adopted as a non-fundamental policy so that the Fund's Board of Trustees may further revise it at some future date without securing shareholder approval and without subjecting the Fund to the expense of holding a shareholder meeting to obtain such approval.

The reason for the proposed change is that a portfolio made up entirely of U.S. Government Securities is generally more sensitive to changes in interest rates than a more diversified portfolio that invests primarily (but not entirely) in U.S. Government Securities. Although the yield on debt securities not issued or guaranteed by the U.S. Government or its agencies or instrumentalities tends to be higher than on U.S. Government Securities, and the potential for higher long-term returns may increase if such investments are made, there is the increased credit risk potential that issuers other than the U.S. Government or its agencies or instrumentalities may not be able to make interest or principal payments as they become due. Securities issued or guaranteed by the U.S. Government are subject to little, if any, credit risk assuming they are backed by the full faith and credit of the U.S. Government, its agencies or instrumentalities. The Fund's investment adviser intends to determine issuer creditworthiness, among other factors, in selecting securities for the Fund's portfolio, and in determining from time to time whether a portion (but not more than 20%) of the Fund's portfolio should be invested in non-U.S. Government Securities.

In addition, as a matter of fundamental policy, the Fund presently cannot invest in commodities or commodity contracts or invest in interests in oil, gas or other mineral exploration or development programs; however, the Fund may buy and sell any of the hedging instruments which it may use as permitted by any of its other fundamental policies, whether or not any such hedging instrument is considered to be a commodity or a commodity contract. If this proposal is approved, the limitation on investment in commodities would be eliminated as a fundamental policy. The Fund would be allowed to purchase or sell options and futures contracts or invest in securities or other instruments backed by physical or financial commodities. It is the intention of the Fund's Board of Trustees to adopt a non-fundamental investment policy not to invest in oil, gas or other mineral leases.

This proposal would permit the Fund to invest in "derivative investments" that offer the potential for increasing income and principal value, as well as for hedging purposes. In general, a "derivative investment" is a specially-designed investment whose performance is linked to the performance of another investment or security, such as an option, future or index. Derivative investments include exchange-traded options and futures contracts and "index-linked" notes. On the maturity of such notes, payment is made based on the performance of an underlying index.

One risk of investing in derivative investments is that the company issuing the instrument may not pay the amount due on the maturity of the instrument. There is also the risk that the underlying investment or security might not perform the way the Fund's portfolio manager expected it to perform. The performance of derivative investments may also be influenced by interest rate changes in the U.S. and abroad.
All of these risks mean that the Fund can realize less income than expected from its investments, or that it can lose part of the value of its investments, which will affect the Fund's share price. Certain derivative investments held by the Fund may trade in the over-the-counter markets and may be illiquid. The Fund's investments in illiquid securities are limited to no more than 10% of the Fund's total assets.

At a meeting of the Fund's Board of Trustees held on March 16, 1995, the Manager presented the advantages and risks of allowing the Fund's portfolio manager the flexibility to invest up to 20% of the Fund's portfolio in non-U.S. Government Securities, in response to market, economic and other conditions, and of removing restrictions on the Fund's ability to invest in derivative investments. The Trustees approved and recommended, subject to shareholder approval, the changes in fundamental investment policy described in this Proposal. If approved, the effective date of this Proposal can be delayed until the Fund's Prospectus is updated to reflect these changes.

Vote Required. An affirmative vote of the holders of a "majority" (as defined in the Investment Company Act) of all outstanding Class A and Class C voting securities of the Fund is required to change a fundamental investment policy; the classes do not vote separately.
Such "majority" vote is defined in the Investment Company Act as the vote of the holders of the lesser of: (1) 67% or more of the voting securities present or represented by proxy at the shareholders meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. If the Proposal is not approved, the above-described fundamental investment policies will not change. The Board of Trustees recommends a vote in favor of approving this Proposal.

APPROVAL OF PROPOSED INVESTMENT ADVISORY AGREEMENT
(Proposal No. 3)

The Fund has an Investment Advisory Agreement dated October 22, 1990, with the Manager (the "Current Agreement") which was submitted to and approved by the Fund's shareholders at a meeting held October 1, 1990.


At a meeting of the Fund's Board of Trustees held March 16, 1995, the Board, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund or the Manager, and who have no direct or indirect financial interest in the operation of the Current Agreement ("Independent Trustees"), approved the terms of a new Investment Advisory Agreement (the "Proposed Agreement") between the Fund and the Manager. If approved by the shareholders at this meeting, the Proposed Agreement will be effective on such date and continue in effect until December 31, 1995, and thereafter from year to year unless terminated, but only so long as such continuance is approved in accordance with the Investment Company Act. If the Proposed Agreement is not approved by shareholders, the Current Agreement will continue in effect.

The Proposed Agreement differs from the Current Agreement in the schedule of fee rates paid by the Fund and results in a lower fee than under the Current Agreement. Under the Current Agreement, the management fee payable monthly to the Manager is computed on the net assets of the Fund as of the close of business each day at the annual rates of 0.75% of the first $200 million of net assets; 0.70% of the next $200 million; 0.65% of the next $400 million; and 0.60% of net assets in excess of $800 million. Under the Proposed Agreement the management fee would be payable monthly to the Manager and computed on the net assets of the Fund as of the close of business each day at annual rates of 0.65% of the first $200 million; 0.60% of the next $100 million; 0.57% of the next $100 million; 0.55% of the next $400 million, and 0.50% of net assets in excess of $800 million. The management fee rates of the Proposed Agreement are lower at all asset levels. The Manager has voluntarily reduced the management fee to the rates of the Proposed Agreement.

For the fiscal year ended June 30, 1994, the Fund paid a management fee of $2,515,934 under the Current Agreement and a voluntary reduction in its management fee rate. If the Proposed Agreement had been in effect during that period, the management fee would have been $2,224,675, a decrease of approximately 11.58%. The Manager also acts as investment adviser to three other funds that have similar investment objectives to the Fund at the following advisory fee rates:

                                   Approximate Net           Advisory Fee Rate as
                                   Assets of 3/17/95         % of Average Annual
Name of Fund                       ($ Millions)              Net Assets
Oppenheimer Limited-Term           $339.5                    0.50% on the first $100 million,
  Government Fund (open-end)                                 0.45% on the next $150 million,
                                                             0.425% on the next $250 million, and
                                                             0.40% of net assets in excess of $500 million.

Oppenheimer Mortgage               $86.7                     0.65% on the first $200 million,
  Income Fund (open-end)                                     0.60% of the next $200 million,
                                                             0.55% of the next $400 million and
                                                             0.50% of net assets in excess of $800 million.

Oppenheimer Multi-
  Government Trust                 $49.5                     0.65%
  (closed-end)

The Proposed Agreement and the Current Agreement (hereinafter jointly referred to as the "Agreements") are identical other than the change in the management fee rates described above and the date of the Agreements. Under the Agreements, the Manager supervises the investment operations of the Fund and the composition of its portfolio and furnishes the Fund advice and recommendations with respect to investments, investment policies and the purchase and sale of securities. The Agreements require the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment as well as to provide, and supervise the activities of all administrative and clerical personnel required to provide effective administration for the Fund, including the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund. Expenses not expressly assumed by the Manager under the Agreements or by the distributor of the Fund's shares are paid by the Fund. The Agreements list examples of expenses paid by the Fund, the major categories of which relate to interest, taxes, brokerage commissions, fees to certain Trustees, legal and audit expenses, custodian and transfer agent expenses, share certificate issuance costs, certain printing and registration costs, and non-recurring expenses, including litigation.

The Agreements contain no expense limitation. However, independently of the Agreements, the Manager has undertaken that the total expenses of the Fund in any fiscal year (including the management fee but excluding taxes, interest, brokerage fees and any extraordinary non-recurring expenses, such as litigation) shall not exceed the most stringent applicable regulatory limitation. The payment of the management fee at the end of any month will be reduced so that there will not be any accrued but unpaid liability under this expense limitation. The Manager reserves the right to change or eliminate this expense limitation at any time.

The Agreements provide that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations under the Agreements, the Manager is not liable for any loss sustained by reason of any investment, or the purchase, sale or retention of any security, or for any act or omission in performing the services required by the Agreements. The Agreements permit the Manager to act as investment adviser for any other person, firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment adviser. If the Manager shall no longer act as investment adviser to the Fund, the right of the Fund to use the name "Oppenheimer" as part of its name may be withdrawn.

Brokerage Provisions of the Agreements. One of the duties of the Manager under the Agreements is to arrange the portfolio transactions for the Fund. The Agreements contain provisions relating to the employment of broker-dealers ("brokers") to effect the Fund's portfolio transactions. In doing so, the Manager is authorized by the agreements to employ broker-dealers, including "affiliated" brokers, as that term is defined in the Investment Company Act, as may, in its best judgment based on all relevant factors, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable price obtainable) of such transactions. The Manager need not seek competitive commission bidding but is expected to minimize the commissions paid to the extent consistent with the interest and policies of the Fund as established by its Board of Trustees.

Under the Agreements, the Manager is authorized to select brokers that provide brokerage and/or research services for the Fund and/or the other accounts over which the Manager or its affiliates have investment discretion. The commissions paid to such brokers may be higher than another qualified broker would have charged if a good faith determination is made by the Manager and the commission is fair and reasonable in relation to the services provided. Subject to the foregoing considerations, the Manager may also consider sales of shares of the Fund and other investment companies managed by the Manager or its affiliates as a factor in the selection of brokers for the Fund's portfolio transactions.

Description of Brokerage Practices. Subject to the provisions of the Agreements, the procedures and rules described above, allocations of brokerage are made by portfolio managers of the Manager under the supervision of the Manager's executive officers. As most purchases made by the Fund are principal transactions at net prices, the Fund incurs little or no brokerage costs; no brokerage commissions were paid to any broker affiliated with either the Fund or the Manager during the fiscal year ended June 30, 1994. The Fund usually deals directly with the selling or purchasing principal or market maker without incurring charges for the services of a broker on its behalf unless it is determined that better price or execution may be obtained by utilizing the services of a broker. Purchases of portfolio securities from underwriters include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include a spread between the bid and asked price. The Fund seeks to obtain prompt execution of orders at the most favorable net price.

     When the Fund engages in an option transaction, ordinarily the same broker will be used for the purchase or sale of the option and any transaction in the securities to which the option relates. When possible, concurrent orders to purchase or sell the same security by more than one of the accounts managed by the Manager or its affiliates are combined. The transactions effected pursuant to such combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

     The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates, and investment research received for the commissions of those other accounts may be useful both to the Fund and one or more of such other accounts. Such research, which may be supplied by a third party at the instance of a broker, includes information and analyses on particular companies and industries as well as market or economic trends and portfolio strategy, receipt of market quotations for portfolio evaluations, information systems, computer hardware and similar products and services. If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars. The Board of Trustees has permitted the Manager to use concessions on fixed price offerings to obtain research in the same manner as is permitted for agency transactions.

     The research services provided by brokers broaden the scope and supplement the research activities of the Manager, by making available additional views for consideration and comparisons, and by enabling the Manager to obtain market information for the valuation of securities held in the Fund's portfolio or being considered for purchase. The Board of Trustees, including the Independent Trustees, annually reviews information furnished by the Manager as to the commissions paid to brokers furnishing such services so that the Board may ascertain whether the amount of such commissions was reasonably related to the value or benefit of such services.

The Manager and the Distributor. Subject to the authority of the Board of Trustees, the Manager is responsible for the day-to-day management of the Fund's business, pursuant to its investment advisory agreement with the Fund. Oppenheimer Funds Distributor, Inc., a wholly-owned subsidiary of the Manager, is the general distributor of the Fund's shares.

The Manager (including a subsidiary) currently manages investment companies, including other OppenheimerFunds, with assets of more than $29 billion as of December 31, 1994, and with more than 2.4 million shareholder accounts. The Manager is a wholly-owned subsidiary of Oppenheimer Acquisition Corp. ("OAC"), a holding company controlled by Massachusetts Mutual Life Insurance Company ("MassMutual"). The Manager, the Distributor and OAC are located at Two World Trade Center, New York, New York 10048. MassMutual is located at 1295 State Street, Springfield, Massachusetts 01111. OAC acquired the Manager on October 22, 1990. As indicated below, the common stock of OAC is owned by (i) certain officers and/or directors of the Manager, (ii) MassMutual and
(iii) another investor. No institution or person holds 5% or more of OAC's outstanding common stock except MassMutual. MassMutual has engaged in the life insurance business since 1851. It is the nation's twelfth largest life insurance company by assets and has an A.M. Best Co. rating of "A++".

The common stock of OAC is divided into three classes. At December 31, 1994, MassMutual held (i) all of the 2,160,000 shares of Class A voting stock, (ii) 422,023 shares of Class B voting stock, and (iii) 937,403 shares of Class B non-voting stock. This collectively represented 80.2% of the outstanding common stock and 86.5% of the voting power of OAC as of that date. Certain officers and/or directors of the Manager held
(i) 706,286 shares of the Class B voting stock, representing 16.1% of the outstanding common stock and 10.9% of the voting power, and (ii) options acquired without cash payment which, when they become exercisable, allow the holders to purchase up to 744,282 shares of Class B non-voting stock. That group includes persons who serve as officers of the Fund (Messrs. George C. Bowen, Andrew J. Donohue, David Rosenberg and Robert G. Zack) and two of whom (Messrs. Donald W. Spiro and Robert G. Galli) serve as Trustees of the Fund. Holders of OAC Class B and Class C common stock may put (sell) their shares and vested options to OAC or MassMutual at a formula price (based on earnings of the Manager). MassMutual may exercise call (purchase) options on all outstanding shares of both such classes of common stock and vested options at the same formula price, according to a schedule that will commence on September 30, 1995. Since July 1, 1993, the only transactions by persons who serve as Trustees of the Fund were by Mr. Galli, who sold 10,000 shares of Class C OAC common stock to MassMutual and surrendered to OAC 80,594 stock appreciation rights issued in tandem with the Class B OAC options for an aggregate of $4,878,494, and by Mr. Spiro, who sold 65,500 shares of Class C OAC common stock to MassMutual and surrendered to OAC 173,680 stock appreciation rights issued in tandem with the Class B OAC options for an aggregate of $12,094,068, for cash payments by OAC or MassMutual to be made as follows: one-third of the amount due (i) within 30 days of the transaction, (ii) by the first anniversary following the transaction (with interest), and (iii) by the second anniversary following the transaction (with interest).

The names and principal occupations of the executive officers and directors of the Manager are as follows: Jon S. Fossel, Chairman, Chief Executive Officer and a director; Bridget A. Macaskill, President and a director; Donald W. Spiro, Chairman Emeritus and a director; Robert G. Galli, Vice Chairman, James C. Swain, Vice Chairman and a director; Robert C. Doll and O. Leonard Darling, Executive Vice Presidents; Tilghman G. Pitts III, Executive Vice President and a director; Andrew
J. Donohue, Executive Vice President and General Counsel; Kenneth C. Eich, Executive Vice President and Chief Financial Officer; George C. Bowen, Senior Vice President and Treasurer; Victor Babin, Loretta McCarthy, Robert Patterson, Nancy Sperte, Arthur Steinmetz, Ralph Stellmacher and Robert G. Zack, Senior Vice Presidents.

Considerations by the Board of Trustees. In connection with the revision in the investment management fee, the Manager provided extensive information to the Independent Trustees. The Independent Trustees were provided with data as to the qualifications of the Manager's personnel, the quality and extent of the services rendered and its commitment to its mutual fund advisory business. The Independent Trustees also considered data presented by the Manager showing the extent to which it had expanded its investment personnel and other services dedicated to the fixed-income area of its mutual fund advisory activities. Information prepared specifically for the purpose of assisting the Independent Trustees in their evaluation of the Proposed Agreements included an analysis of the performance and expenses of the Fund as compared to other similar funds. The Independent Trustees relied upon information previously provided to them in connection with their annual and ongoing review, on the nature, quality and extent of the Manager's services to the Fund.

The Independent Trustees first examined the nature, quality and scope of the services provided to the Fund by the Manager. Second, they reviewed the basis for an adjustment in the management fee and analyzed the fee proposed by the Manager in terms of management fees charged by the Manager and other investment advisors for similar services. Finally, the Independent Trustees examined the mutual fund related revenues and expenses of the Manager.


Analysis of Nature, Quality and Extent of Services. The Independent Trustees considered, among other factors: (1) the necessity of the Manager maintaining and enhancing its ability to retain and attract capable personnel to serve the Fund; (2) the investment record of the Manager in managing the Fund, and the investment record of other investment companies for which it acts as investment adviser; (3) the Manager's overall profitability; (4) pro-forma profitability data giving effect to the proposed revision in the investment management fee but before marketing and promotional expenses anticipated to be paid by the Manager and its affiliates; (5) the effect of the proposed investment management fee revision on the expense ratio of the Fund;
(6) possible economies of scale; (7) data as to investment performance, advisory fees and expense ratios of other investment companies not advised by the Manager but believed to be in the same overall investment and size category as the Fund; (8) other benefits to the Manager from serving as investment manager to the Fund, as well as benefits to its affiliates acting as principal underwriter and its division acting as transfer agent to the Fund; (9) current and developing conditions in the financial services industry, including the entry into the industry of larger and highly capitalized companies which are spending and appear to be prepared to continue to spend substantial sums to engage personnel and to provide services to competing investment companies; and (10) the financial resources of the Manager and the desirability of appropriate incentives to assure that the Manager will continue to furnish high quality services to the Fund.

Analysis of Proposed Fee Adjustment. In their review of the proposed adjustment in the level of the investment advisory fees, the Independent Trustees considered the fact that the proposed investment advisory fee is lower (and therefore more favorable to the Fund) than the fee in the current Agreement, and that is would reduce expenses of the Fund in comparison to the amount the Fund could pay under the Current Agreement. Lower expenses can increase the amount of the Fund's net income available for distribution to its shareholders. The Independent Trustees also considered the fact that the proposed investment advisory fee is comparable to that paid by many other investment companies that invest primarily in U.S. Government Securities.

Analysis of Profitability of the Manager. The Independent Trustees were advised that the Manager does not maintain its financial records on a fund-by-fund basis. However, the Manager does provide the Independent Trustee on an annual basis with its allocation of expenses on a fund-by-fund basis. The Independent Trustees considered specific information provided by the Manager regarding its profitability and also considered comparative information relating to the profitability of other mutual fund investment managers. The Independent Trustees also noted the substantial marketing and promotional activities in which the Manager and its affiliates engage and propose to engage on behalf of the Fund.

Determination by the Independent Trustees and the Board of Trustees. After completion of its review, the Independent Trustees recommended that the Board of Trustees approve, and the Board unanimously approved, the Proposed Agreement.

Vote Required. An affirmative vote of the holders of a "majority" (as defined in the Investment Company Act) of all outstanding voting securities of the Fund is required for approval of the Proposed Agreement; the classes do not vote separately. The requirements for such "majority" vote are described in Proposal No. 2. The Board of Trustees recommends a vote in favor of approving the Proposed Investment Advisory Agreement.


APPROVAL OF THE FUND'S CLASS C 12b-1 DISTRIBUTION
AND SERVICE PLAN AND AGREEMENT
(Proposal No. 4)

NOTE: This Proposal applies to Class C Shareholders only.

Class C shares were first offered to the public on December 1, 1993.
At that time, the Fund had adopted a Distribution Plan and Agreement for Class C shares pursuant to Rule 12b-1 of the Investment Company Act, in conformity with the National Association of Securities Dealers, Inc. ("NASD") Rule which permits the Fund to pay up to 0.25% of its average annual net assets as a service fee and up to 0.75% of its average annual assets as an asset-based sales charge. At a meeting of the Fund's Board of Trustees held March 16, 1995, the Manager proposed the adoption of a new Distribution and Service Plan and Agreement (the "Distribution and Service Plan") which is recharacterized as a "compensation type plan" instead of a "reimbursement type plan." The Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund or the Manager, and who have no direct or indirect financial interest in the operation of the Fund's 12b-1 plans or in any related agreements ("Independent Trustees"), approved the new Distribution and Service Plan, subject to shareholder approval, and determined to recommend the Distribution and Service Plan for approval by the shareholders. A copy of the new Distribution and Service Plan is attached as Exhibit A to this proxy statement.

Description of the Distribution and Service Plan. Under the Distribution and Service Plan, the Fund compensates the Distributor for its services in connection with the distribution of Class C Shares and the personal service and maintenance of accounts that hold Class C shares. The Fund pays the Distributor an asset-based sales charge of 0.75% per annum and also pays the Distributor a service fee of 0.25% per annum, each of which is computed on the average annual net assets of Class C shares of the Fund.

The Distribution and Service Plan provides for payments for two different distribution related functions. The Distributor pays certain brokers, dealers, banks or other institutions ("Recipients") a service fee of 0.25% for personal services to Class C shareholders and maintenance of shareholder accounts by those Recipients. The services rendered by Recipients in connection with personal services and the maintenance of Class C shareholder accounts may include, but shall not be limited to, the following: answering routine inquiries from the Recipient's customers concerning the Fund, providing such customers with information on their investment in shares, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund, making the Fund's investment plans and dividend payment options available, and providing such other information and customer liaison services and the maintenance of accounts as the Distributor or the Fund may reasonably request. The Distributor is permitted under the Distribution and Service Plan to retain service fee payments to compensate it for rendering such services.

Service fee payments by the Distributor to Recipients are made (i) in advance for the first year Class C shares are outstanding, following the purchase of shares, in an amount equal to 0.25% of the net asset value of the shares purchased by the Recipient or its customers and
(ii) thereafter, on a quarterly basis, computed as of the close of business each day at an annual rate of 0.25% of the net asset value of Class C shares held in accounts of the Recipient or its customers. In the event Class C shares are redeemed less than one year after the date such shares were sold, the Recipient is obligated to repay to the Distributor on demand a pro rata portion of such advance service fee payments, based on the ratio of the remaining period to one year.

The Distribution and Service Plan also provides that the Fund will pay the Distributor on a monthly basis an asset-based sales charge at an annual rate of 0.75% of the net asset value of Class C shares outstanding to compensate it for other services in connection with the distribution of the Fund's Class C shares. The distribution assistance and administrative support services rendered by the Distributor in connection with the sales of Class C shares may include: (i) paying sales commissions to any broker, dealer, bank or other institution that sells the Fund's Class C shares, (ii) paying compensation to and expenses of personnel of the Distributor who support distribution of Class C shares by Recipients, and (iii) paying or reimbursing the Distributor for interest and other borrowing costs incurred on any unreimbursed expenses carried forward to subsequent fiscal quarters. The other distribution assistance in connection with the sale of Class C shares rendered by the Distributor and Recipients may include, but shall not be limited to, the following: distributing sales literature and prospectuses other than those furnished to current Class C shareholders, processing Class C share purchase and redemption transactions and providing such other information in connection with the distribution of Class C shares as the Distributor or the Fund may reasonably request.

The Distributor currently pays sales commissions from its own resources to Recipients at the time of sale equal to 0.75% of the purchase price of Fund shares sold by such Recipient, and advances the first year service fee of 0.25%. The Distributor retains the asset-based sales charge during the first year shares are outstanding to recoup the sales commissions it pays, the advances of service fee payments it makes, and its financing costs. Asset-based sales charge payments are designed to permit an investor to purchase shares of the Fund without the assessment of a front-end sales load and at the same time permit the Distributor to compensate Recipients in connection with the sale of shares of the Fund.

The Distribution and Service Plan contains a provision which provides that the Board may allow the Fund to continue payments to the Distributor for Class C shares sold prior to termination of the Distribution and Service Plan. Pursuant to this provision, payment of the asset-based sales charge of up to 0.75% per annum could be continued by the Board after termination.

The Distribution and Service Plan has the effect of increasing annual expenses of Class C shares of the Fund by up to 1.00% of the class's average annual net assets from what those expenses would otherwise be. Payments by the Fund to the Distributor under the current Class C Plan for the fiscal year ended June 30, 1994 were $12,509 (1.00% of the Fund's average net assets represented by Class C shares during that period), which the Distributor retained as reimbursement for Class C sales commissions and service fee advances, as well as financing costs.


If the Class C shareholders approve this Proposal, the Distribution and Service Plan shall, unless terminated as described below, continue in effect until December 31, 1995 and from year to year thereafter only so long as such continuance is specifically approved, at least annually, by the Fund's Board of Trustees and its Independent Trustees by a vote cast in person at a meeting called for the purpose of voting on such continuance. The Distribution and Service Plan may be terminated at any time by a vote of a majority of the Independent Trustees or by a vote of the holders of a "majority" (as defined in the Investment Company Act) of the Fund's outstanding Class C shares. The Distribution and Service Plan may not be amended to increase materially the amount of payments to be made without approval by Class C shareholders. All material amendments must be approved by a majority of the Independent Trustees.

Additional Information. The Distribution and Service Plan provides that while it is in effect, the selection and nomination of those Trustees of the Fund who are not "interested persons" of the Fund is committed to the discretion of the Independent Trustees. This does not prevent the involvement of others in such selection and nomination if the final decision on any such selection or nomination is approved by a majority of the Independent Trustees.

Under the Distribution and Service Plan, no payment for service fees will be made to any Recipient in any quarter if the aggregate net asset value of all Fund shares held by the Recipient for itself and its customers does not exceed a minimum amount, if any, that may be determined from time to time by a majority of the Independent Trustees. Initially, the Board of Trustees has set the fee at the maximum rate and set no minimum amount. The Distribution and Service Plan permits the Distributor and the Manager to make additional distribution payments to Recipients from their own resources (including profits from management fees) at no cost to the Fund. The Distributor and the Manager may, in their sole discretion, increase or decrease the amount of distribution assistance payments they make to Recipients from their own assets.

Analysis of the Distribution and Service Plan by the Board of Trustees. In considering whether to recommend the Distribution and Service Plan for approval, the Board requested and evaluated information it deemed necessary to make an informed determination. The Board found that there is a reasonable likelihood that the Distribution and Service Plan benefits the Fund and its Class C shareholders by providing financial incentives to financial intermediaries to attract new Class C shareholders to the Fund and by assisting the efforts of the Fund and the Distributor to service and retain existing shareholders and attract new investors. The Distribution and Service Plan enables the Fund to be competitive with similar funds, including funds that impose sales charges, provide financial incentives to institutions that direct investors to such funds, and provide shareholder servicing and administrative services.

The Board also focused on the two principal differences in the Distribution and Service Plan and its predecessor. First, the proposed plan provides for compensating the Distributor for its distribution efforts rather than reimbursing it for its costs. It is possible for the Fund's Class C 12b-1 payments to be increased or the period during which payments to the Distributor are made extended when such payments are not limited by the Distributor's expenses (including past expenses which were not previously reimbursed, and which were, therefore, carried forward with interest), as under the existing reimbursement-type plan. However, under normal circumstances this is unlikely. Therefore, adoption of this Proposal is not expected to materially increase the Fund's expenses under normal circumstances. Under the existing proposed Distribution and Service Plans, payments will remain subject to limits imposed on asset-based sales charges by the NASD.
The Board also noted that investors who purchase Class C shares of the Fund reasonably expect that they will be paying an asset-based sales charge of 0.75% per annum.

A second difference in the Distribution and Service Plan over its predecessor is that the proposed Plan expressly provides that distribution and administrative support services may be rendered in connection with Class C shares acquired either in exchange for other OppenheimerFund shares or by reorganization with another fund. The Board formulated the terms of the new Plan to assure that the Board has the flexibility to approve reorganizations among funds without concern that the transaction would affect payments to the Distributor for its distribution efforts. The Board also noted that investors who purchase Class C shares of the Fund reasonably expect that they will be paying an asset-based sales charge of 0.75% per annum despite any increase in Fund assets as a result of share exchanges or the occurrences of reorganizations to which their Fund is a party.

The Board concluded that it is likely that because the Distribution and Service Plan provides an alternative means for investors to acquire Fund shares without paying an initial sales charge, it will benefit Class C shareholders of the Fund by enabling the Fund to maintain or increase its present asset base in the face of competition from a variety of financial products. The Trustees recognized that payments made pursuant to the Distribution and Service Plan would likely be offset in part by economies of scale associated with the growth of the Fund's assets. With larger assets, the Class C shareholders should benefit as the Distribution and Service Plan should help maintain Fund assets at the lower investment advisory fee rate that is currently in effect. Costs of shareholder administration and transfer agency operations will be spread among a larger number of shareholders as the Fund grows larger, thereby reducing the Fund's expense ratio. The Manager has advised the Trustees that investing larger amounts of money is made more readily, more efficiently, and at lesser cost to the Fund. The Board found that a positive flow of new investment money is desirable primarily to offset the potentially adverse effects that might result from a pattern of net redemptions. Net cash outflow increases the likelihood that the Fund will have to dispose of portfolio securities for other than investment purposes. Net cash inflow minimizes the need to sell securities to meet redemptions when investment considerations would dictate otherwise, reduces daily liquidity requirements, and may assist in a prompt restructuring of the portfolio without the need to dispose of present holdings.

Stimulation of distribution of mutual fund shares and providing for shareholder services and account maintenance services by payments to a mutual fund's distributor and to brokers, dealers, banks and other financial institutions has become common in the mutual fund industry. Competition among brokers and dealers for these types of payments has intensified. The Trustees concluded that promotion, sale and servicing of mutual fund shares and shareholders through various brokers, dealers, banks and other financial institutions is a successful way of distributing shares of a mutual fund. The Trustees concluded that without an effective means of selling and distributing Fund shares and servicing shareholders and providing account maintenance, expenses may remain higher on a per share basis than those of some competing funds. By providing an alternative means of acquiring Fund shares, the Distribution and Service Plan proposed for shareholder approval is designed to stimulate sales by and services from many types of financial institutions.

The Trustees recognize that the Manager will benefit from the Distribution and Service Plan through larger investment advisory fees resulting from an increase in Fund assets, since its fees are based upon a percentage of net assets of the Fund. The Board, including each of the Independent Trustees, determined that the Distribution and Service Plan is in the best interests of the Fund, and that its continuation has a reasonable likelihood of benefiting the Fund and its Class C shareholders. In its annual review of the Distribution and Service Plan, the Board will consider the continued appropriateness of the Distribution and Service Plan, including the level of payments provided for therein.

Vote Required. Pursuant to Rule 12b-1 under the Investment Company Act, an affirmative vote of the holders of a "majority" (as defined in the Investment Company Act) of the Fund's Class C voting securities is required for approval of the Distribution and Service Plan. The requirements for such "majority" vote under the Investment Company Act are as described in Proposal No. 2. A vote in favor of this Proposal shall be deemed a vote to approve the prior Plan and the Distribution and Service Plan. The Board of Trustees recommends a vote in favor of approving this Proposal.


RECEIPT OF SHAREHOLDER PROPOSALS

The Fund is not required to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Fund or the Shareholders (under special conditions described in the Fund's Statement of Additional Information). Under the proxy rules of the Securities and Exchange Commission, shareholder proposals which meet certain conditions may be included in the Fund's proxy statement and proxy for a particular meeting. Those rules require that for future meetings the shareholder must be a record or beneficial owner of Fund shares with a value of at least $1,000 at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by the Fund of any such proposal. Under those rules, a proposal submitted for inclusion in the Fund's proxy material for the next meeting after the meeting to which this proxy statement relates must be received by the Fund a reasonable time before the solicitation is made. The fact that the Fund receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements under the proxy rules for such inclusion.

OTHER BUSINESS

Management of the Fund knows of no business other than the matters specified above that will be presented at the Meeting. Since matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy to vote the proxy in accordance with their judgment on such matters.


By Order of the Board of Trustees,


Andrew J. Donohue, Secretary
April 13, 1995

                                                     Exhibit A

DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

WITH

OPPENHEIMER FUNDS DISTRIBUTOR, INC.

FOR CLASS C SHARES OF

OPPENHEIMER U.S. GOVERNMENT TRUST


DISTRIBUTION AND SERVICE PLAN AND AGREEMENT (the "Plan") dated the 26th day of May, 1995, by and between OPPENHEIMER U.S. GOVERNMENT TRUST (the "Fund") and OPPENHEIMER FUNDS DISTRIBUTOR, INC. (the "Distributor").

1. The Plan. This Plan is the Fund's written distribution and service plan for Class C shares of the Fund (the "Shares"), contemplated by Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which the Fund will compensate the Distributor for its services in connection with the distribution of Shares, and the personal service and maintenance of shareholder accounts that hold Shares ("Accounts"). The Fund may act as distributor of securities of which it is the issuer, pursuant to the Rule, according to the terms of this Plan. The Distributor is authorized under the Plan to pay "Recipients," as hereinafter defined, for rendering (1) distribution assistance in connection with the sale of Shares and/or (2) administrative support services with respect to Accounts. Such Recipients are intended to have certain rights as third-party beneficiaries under this Plan. The terms and provisions of this Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in (i) the 1940 Act, (ii) the Rule, (iii) Article III, Section 26, of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., or its successor (the "NASD Rules of Fair Practice") and (iv) any conditions pertaining either to distribution-related expenses or to a plan of distribution, to which the Fund is subject under any order on which the Fund relies, issued at any time by the Securities and Exchange Commission.

2. Definitions. As used in this Plan, the following terms shall have the following meanings:

     (a) "Recipient" shall mean any broker, dealer, bank or other institution which: (i) has rendered assistance (whether direct, administrative or both) in the distribution of Shares or has provided administrative support services with respect to Shares held by Customers (defined below) of the Recipient; (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise concerning the sale of Shares; and (iii) has been selected by the Distributor to receive payments under the Plan. Notwithstanding the foregoing, a majority of the Fund's Board of Trustees (the "Board") who are not "interested persons" (as defined in the 1940
     Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements relating to this Plan (the "Independent Trustees") may remove any broker, dealer, bank or other institution as a Recipient, whereupon such entity's rights as a third-party beneficiary hereof shall terminate.

     (b) "Qualified Holdings" shall mean, as to any Recipient, all Shares owned beneficially or of record by: (i) such Recipient, or
     (ii) such customers, clients and/or accounts as to which such Recipient is a fiduciary or custodian or co-fiduciary or co-custodian (collectively, the "Customers"), but in no event shall any such
     Shares be deemed owned by more than one Recipient for purposes of this Plan. In the event that two entities would otherwise qualify as Recipients as to the same Shares, the Recipient which is the dealer of record on the Fund's books shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.   Payments for Distribution Assistance and Administrative Support
Services.

     (a) The Fund will make payments to the Distributor, within forty-five (45) days of the end of each calendar quarter, in the aggregate amount of (i) 0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of the Shares computed as of the close of each business day (the "Service
     Fee"), plus (ii) 0.1875% (0.75% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of Shares computed as of the close of each business day (the "Asset-
     Based Sales Charge").  Such Service Fee payments received from the
     Fund will compensate the Distributor and Recipients for providing administrative support services of the type approved by the Board with respect to Accounts. Such Asset-Based Sales Charge payments received from the Fund will compensate the Distributor and Recipients for providing distribution assistance in connection with the sales of Shares.

         The administrative support services in connection with the Accounts to be rendered by Recipients may include, but shall not be limited to, the following: answering routine inquiries concerning the Fund, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund and processing Share redemption transactions, making the Fund's investment plans and dividend payment options available, and providing such other information and services in connection with the rendering of personal services and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

         The distribution assistance in connection with the sale of Shares to be rendered by the Distributor and Recipients may include, but shall not be limited to, the following: distributing sales literature and prospectuses other than those furnished to current holders of the Fund's Shares ("Shareholders"), and providing such other information and services in connection with the distribution of Shares as the Distributor or the Fund may reasonably request.


         It may be presumed that a Recipient has provided distribution assistance or administrative support services qualifying for payment under the Plan if it has Qualified Holdings of Shares to entitle it to payments under the Plan. In the event that either the Distributor or the Board should have reason to believe that, notwithstanding the level of Qualified Holdings, a Recipient may not be rendering appropriate distribution assistance in connection with the sale of Shares or administrative support services for Accounts, then the Distributor, at the request of the Board, shall require the Recipient to provide a written report or other information to verify that said Recipient is providing appropriate distribution assistance and/or services in this regard. If the Distributor still is not satisfied, it may take appropriate steps to terminate the Recipient's status as such under the Plan, whereupon such entity's rights as a third-party beneficiary hereunder shall terminate.

     (b) The Distributor shall make service fee payments to any Recipient quarterly, within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed 0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of Shares computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than the minimum period (the "Minimum Holding Period"), if any, to be set from time to time by a majority of the Independent Trustees.

         Alternatively, the Distributor may, at its sole option, make service fee payments ("Advance Service Fee Payments") to any Recipient quarterly, within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed (i) 0.25% of the average during the calendar quarter of the aggregate net asset value of Shares, computed as of the close of business on the day such Shares are sold, constituting Qualified Holdings sold by the Recipient during that quarter and owned beneficially or of record by the Recipient or by its Customers, plus (ii) 0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of Shares computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than one
     (1) year, subject to reduction or chargeback so that the Advance Service Fee Payments do not exceed the limits on payments to Recipients that are, or may be, imposed by Article III, Section 26, of the NASD Rules of Fair Practice. In the event Shares are redeemed less than one year after the date such Shares were sold, the Recipient is obligated and will repay to the Distributor on demand a pro rata portion of such Advance Service Fee Payments, based on the ratio of the time such shares were held to one (1) year.

         The Advance Service Fee Payments described in part (i) of this paragraph (b) may, at the Distributor's sole option, be made more often than quarterly, and sooner than the end of the calendar quarter. In addition, the Distributor shall make asset-based sales charge payments to any Recipient quarterly, within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed 0.1875% (0.75% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of Shares computed as of the close of each business day constituting Qualified Holdings owned beneficially or of record by the Recipient or its Customers for a period of more than one (1) year. However, no such service fee or asset-based sales charge payments (collectively, the "Recipient Payments") shall be made to any Recipient for any such quarter in which its Qualified Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified Holdings"), if any, to be set from time to time by a majority of the Independent Trustees.

         A majority of the Independent Trustees may at any time or from time to time decrease and thereafter adjust the rate of fees to be paid to the Distributor or to any Recipient, but not to exceed the rates set forth above, and/or direct the Distributor to increase or decrease the Maximum Holding Period, the Minimum Holding Period or the Minimum Qualified Holdings. The Distributor shall notify all Recipients of the Minimum Qualified Holdings and Minimum Holding Period, if any, and the rates of Recipient Payments hereunder applicable to Recipients, and shall provide each Recipient with written notice within thirty (30) days after any change in these provisions. Inclusion of such provisions or a change in such provisions in a revised current prospectus shall constitute sufficient notice. The Distributor may make Plan payments to any "affiliated person" (as defined in the 1940 Act) of the Distributor if such affiliated person qualifies as a Recipient.

     (c) The Distributor is entitled to retain from the payments described in Section 3(a) the aggregate amount of (i) the Service Fee on Shares outstanding for less than the Minimum Holding Period plus
     (ii) the Asset-Based Sales Charge on Shares outstanding for not more than the Maximum Holding Period, plus (iii) any additional Asset-Based Sales Charge payment which no Recipient qualifies to receive, in each case computed as of the close of each business day during that period and subject to reduction or elimination of such amounts under the limits to which the Distributor is, or may become, subject under Article III, Section 26, of the NASD Rules of Fair Practice. The distribution assistance and administrative support services to be rendered by the Distributor in connection with the Shares may include, but shall not be limited to, the following: (i) paying sales commissions to any broker, dealer, bank or other institution that sells Shares, and/or paying such persons Advance Service Fee Payments in advance of, and/or greater than, the amount provided for in
     Section 3(a) of this Agreement; (ii) paying compensation to and expenses of personnel of the Distributor who support distribution of Shares by Recipients; (iii) paying of or reimbursing the Distributor for interest and other borrowing costs on its unreimbursed expenses at the rate paid by the Distributor or, if such amounts are financed by the Distributor from its own resources or by an affiliate, at the rate of 1% per annum above the prime rate (which shall mean the most preferential interest rate on corporate loans at large U.S. money center commercial banks) then being reported in the Eastern edition of the Wall Street Journal (or if such prime rate is no longer so reported, such other rate as may be designated from time to time by the Distributor with the approval of the Independent Trustees); (iv) other direct distribution costs, including without limitation the costs of sales literature, advertising and prospectuses (other than those furnished to current Shareholders) and state "blue sky" registration expenses; and (v) any service rendered by the Distributor that a Recipient may render pursuant to part (a) of this
     Section 3. Such services include distribution and administrative support services rendered in connection with Shares acquired by the Fund (i) by purchase, (ii) in exchange for shares of another investment company for which the Distributor serves as distributor or sub-distributor, or (ii) pursuant to a plan of reorganization to which the Fund is a party. In the event that the Board should have reason to believe that the Distributor may not be rendering appropriate distribution assistance or administrative support services in connection with the sale of Shares, then the Distributor, at the request of the Board, shall provide the Board with a written report or other information to verify that the Distributor is providing appropriate services in this regard.

     (d) Under the Plan, payments may be made to Recipients: (i) by Oppenheimer Management Corporation ("OMC") from its own resources (which may include profits derived from the advisory fee it receives from the Fund), or (ii) by the Distributor (a subsidiary of OMC), from its own resources, from Asset-Based Sales Charge payments or from its borrowings.

4. Selection and Nomination of Trustees. While this Plan is in effect, the selection and nomination of those persons to be Trustees of the Fund who are not "interested persons" of the Fund ("Disinterested Trustees") shall be committed to the discretion of such Disinterested Trustees. Nothing herein shall prevent the Disinterested Trustees from soliciting the views or the involvement of others in such selection or nomination if the final decision on any such selection and nomination is approved by a majority of the incumbent Disinterested Trustees.

5. Reports. While this Plan is in effect, the Treasurer of the Fund shall provide written reports to the Fund's Board for its review, detailing services rendered in connection with the distribution of the Shares. The reports shall be provided in the frequency requested by the Board, and shall state whether all provisions of Section 3 of this Plan have been complied with.

6. Related Agreements. Any agreement related to this Plan shall be in writing and shall provide that: (i) such agreement may be terminated at any time, without payment of any penalty, by a vote of a majority of the Independent Trustees or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities of the Class, on not more than sixty days written notice to any other party to the agreement; (ii) such agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act); (iii) it shall go into effect when approved by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such agreement; and (iv) it shall, unless terminated as herein provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7. Effectiveness, Continuation, Termination and Amendment. This Plan has been approved by a vote of the Board and its Independent Trustees cast in person at a meeting called on March 16, 1995, for the purpose of voting on this Plan, and shall take effect after approval by Class C shareholders of the Fund, at which time it shall replace the Fund's Distribution and Service Plan and Agreement for the Shares dated December 1, 1993. Unless terminated as hereinafter provided, it shall continue in effect until December 31, 1995 and from year to year thereafter or as the Board may otherwise determine only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance. This Plan may not be amended to increase materially the amount of payments to be made without approval of the Class C Shareholders, in the manner described above, and all material amendments must be approved by a vote of the Board and of the Independent Trustees. This Plan may be terminated at any time by vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities of the Class. In the event of such termination, the Board and its Independent Trustees shall determine whether the Distributor shall be entitled to payment from the Fund of all or a portion of the Service Fee and/or the Asset-Based Sales Charge in respect of Shares sold prior to the effective date of such termination.

8. Disclaimer of Shareholder and Trustee Liability. The Distributor understands that the obligations of the Fund under this Plan are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund's property. The Distributor represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                       OPPENHEIMER U.S. GOVERNMENT TRUST


                       By:/s/ Robert G. Zack
                           --------------------
                          Robert G. Zack, Assistant Secretary


                         OPPENHEIMER FUNDS DISTRIBUTOR, INC.

                           By: /s/ Katherine P. Feld
                               -----------------------------
                                 Katherine P. Feld, Vice President
                                   & Secretary




Oppenheimer U.S. Government                 Proxy for Shareholders Meeting to
Trust - Class A Shares                               be held May 25, 1995

Your shareholder                          Your prompt response can save your
vote is important!                       Fund the expense of another mailing.

                                      Please mark your proxy on the reverse
                                      side, date and sign it, and return it
                                     promptly in the accompanying envelope,
                                      which requires no postage if mailed in
                                                   the United States.

                                         Please detach at perforation before
                                                     mailing.

Oppenheimer U.S. Government Trust - Class A Shares
Proxy For Shareholders Meeting to be held May 25, 1995

     The undersigned shareholder of Oppenheimer U.S. Government Trust (the "Fund"), does hereby appoint Robert Bishop, George C. Bowen, Andrew J. Donohue and Scott Farrar, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to attend the Meeting of Shareholders of the Fund to be held May 25, 1995, at 3410 South Galena Street, Denver, Colorado 80231 at 10:00 A.M., Denver time and at all adjournments thereof, and to vote the shares held in the name of the undersigned on the record date for said meeting for the election of Trustees and on the proposals specified on the reverse side. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

Proxy solicited on behalf of the Board Of Trustees, which recommends a vote FOR the election of all nominees for Trustee and FOR each proposal on the reverse side. The shares represented hereby will be voted as indicated on the reverse side or FOR if no choice is indicated.
(over)
220



Oppenheimer U.S. Government                 Proxy for Shareholders Meeting to
Trust - Class A Shares                               be held May 25, 1995

Your shareholder                         Your prompt response can save your
vote is important!                                   Fund money.

                                      Please vote, sign and mail your proxy
                                      ballot (this card) in the enclosed
                                      postage-paid envelope today, no matter
                                      how many shares you own.  A majority of
                                      the Fund's shares must be represented in person or by proxy. Please vote your proxy so your Fund can avoid the expense of another mailing.

                                         Please detach at perforation before
                                                     mailing.
(OVER)
1.  Election of Trustees

    ____ For all nominees listed          _____ Withhold authority
         except as marked to the                vote for all nominees
         contrary at left.                      listed at left.

    L. Cherne    R. Galli     L. Levy    B. Lipstein
      (A)          (B)          (C)          (D)

    E. Moynihan    K. Randall    E. Regan    R. Reynolds  S. Robbins
        (E)           (F)           (G)         (H)          (I)

    D. Spiro       P. Trigere    C. Yeutter
       (J)            (K)            (L)

Instruction: To withhold authority to vote for any individual nominee, line out that nominee's name at left.

2. Ratification of selection of KPMG Peat Marwick LLP as independent auditors (Proposal No. 1)

    For ____             Against ____            Abstain ____

3. Approval of the proposed changes in fundamental investment policies (Proposal No. 2)

    For ____             Against ____            Abstain ____

4.       Approval of the proposed Investment Advisory Agreement (Proposal
         No. 3)

    For ____             Against ____            Abstain ____

NOTE:  Please sign exactly as your name(s) appear hereon.  When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give title.

                                    Dated: _______________________,
1995
                                            (Month)      (Day)

                                    ____________________________
                                    Signature(s)

                                    ____________________________
                                    Signature(s)

                                    Please read both sides of this
ballot.

Oppenheimer U.S. Government              Proxy for Shareholders Meeting to
Trust - Class C Shares                   be held May 25, 1995

Your shareholder                       Your prompt response can save your
vote is important!                     Fund the expense of another mailing.

                                         Please mark your proxy on the
                                         reverse side, date and sign it, and
                                         return it promptly in the
                                         accompanying envelope, which
                                         requires no postage if mailed in the
                                         United States.

                                         Please detach at perforation before
                                                              mailing.

Oppenheimer U.S. Government Trust - Class C Shares
Proxy For Shareholders Meeting to be held May 25, 1995

     The undersigned shareholder of Oppenheimer U.S. Government Trust (the "Fund"), does hereby appoint Robert Bishop, George C. Bowen, Andrew J. Donohue and Scott Farrar, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to attend the Meeting of Shareholders of the Fund to be held May 25, 1995, at 3410 South Galena Street, Denver, Colorado 80231 at 10:00 A.M., Denver time and at all adjournments thereof, and to vote the shares held in the name of the undersigned on the record date for said meeting for the election of Trustees and on the proposals specified on the reverse side. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

Proxy solicited on behalf of the Board Of Trustees, which recommends a vote FOR the election of all nominees for Trustee and FOR each proposal on the reverse side. The shares represented hereby will be voted as indicated on the reverse side or FOR if no choice is indicated.
(over)
222



Oppenheimer U.S. Government               Proxy for Shareholders Meeting to
Trust - Class C Shares                             be held May 25, 1995

Your shareholder                       Your prompt response can save your
vote is important!                                            Fund money.

                                          Please vote, sign and mail your
                                          proxy ballot (this card) in the
                                          enclosed postage-paid envelope
                                         today, no matter how many shares you
                                         own.  A majority of the Fund's
                                        shares must be represented in person
                                        or by proxy.  Please vote your proxy
                                       so your Fund can avoid the expense
                                       of another mailing.

                                       Please detach at perforation before
                                                              mailing.
(OVER)
1.  Election of Trustees

    ____ For all nominees listed          _____ Withhold authority
         except as marked to the                vote for all nominees
             contrary at left.                      listed at left.

    L. Cherne   R. Galli     L. Levy    B. Lipstein
      (A)         (B)           (C)        (D)

    E. Moynihan    K. Randall    E. Regan    R. Reynolds  S. Robbins
        (E)           (F)           (G)         (H)         (I)

    D. Spiro       P. Trigere    C. Yeutter
       (J)            (K)            (L)

Instruction: To withhold authority to vote for any individual nominee, line out that nominee's name at left.

2. Ratification of selection of KPMG Peat Marwick LLP as independent auditors (Proposal No. 1)

    For ____             Against ____            Abstain ____

3. Approval of proposed changes in fundamental investment policies (Proposal No. 2)

    For ____             Against ____            Abstain ____

4.       Approval of proposed Investment Advisory Agreement (Proposal No.
         3)

    For ____             Against ____            Abstain ____

5. Approval of proposed Class C 12b-1 Distribution and Service Plan (Proposal No. 4)

    For ____             Against ____            Abstain ____

NOTE:  Please sign exactly as your name(s) appear hereon.  When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give title.

                                    Dated: _______________________,
1995
                                            (Month)      (Day)

                                    ____________________________
                                    Signature(s)

                                    ____________________________
                                    Signature(s)

                                    Please read both sides of this
                                    ballot.